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                                                                    EXHIBIT 99.1

                            [LETTERHEAD OF VENTAS]



                                                        Contact: Debra A. Cafaro
                                                        President and CEO
                                                        (502) 357-9000



                    VENTAS' TENANT EMERGES FROM BANKRUPTCY;
                 VENTAS DECLARES QUARTERLY DIVIDEND OF $0.22;
                       ISSUES FFO AND DIVIDEND GUIDANCE

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              Ventas Receives Equity Stake In Kindred Healthcare

Louisville, KY, April 23, 2001 - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that its primary tenant, Vencor, Inc., has emerged from Chapter 11 Bankruptcy on the terms of the Plan of Reorganization approved by order of the U.S. Bankruptcy Court dated March 16, 2001. On the Effective Date of the Plan of Reorganization, which occurred April 20, 2001, Vencor changed its name to Kindred Healthcare, Inc.

         "Kindred's emergence from bankruptcy is a great accomplishment for both Ventas and Kindred. Now Ventas will shift its focus from capital preservation to capital creation, with a goal of maximizing stockholder value," Ventas President and CEO Debra A. Cafaro said. "The successful reorganization of our primary tenant sends yet another signal that the long-term healthcare sector recovery is underway. We expect that recovery to accelerate as increased Medicare payments to the nursing home industry take effect this quarter."

         From May 1, 2001 through April 30, 2002, Kindred will pay annual rent to Ventas of $180.7 million, as delineated in the Amended Master Leases between the companies executed pursuant to Kindred's Plan of Reorganization. Rent will increase 3.5 percent per year beginning on May 1, 2002.

         On the Effective Date, Ventas received 9.99 percent of the issued and outstanding common stock in Kindred, representing rent for subsequent periods under the four Amended Master Leases.



VENTAS DECLARES QUARTERLY DIVIDEND

         Ventas said, consistent with its stated intention to begin paying quarterly dividends, its Board of Directors declared a quarterly dividend of $0.22 per share. This amount
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represents one-quarter of 90 percent of Ventas' estimated annual net taxable income for 2001. The dividend will be payable in cash on May 14, 2001 to stockholders of record as of May 2, 2001.

     "We appreciate the support our stockholders have given us during Kindred's reorganization process, and we are delighted to reinstate a quarterly dividend for their benefit," Cafaro added.

2001 FFO AND DIVIDEND GUIDANCE

     .  FFO

     For 2001, Ventas expects its Funds From Operation ("FFO") to be between $1.08 per share and $1.12 per share. Adjusting for the impact of the settlement with the United States Department of Justice, and income taxes on its undistributed income, 2001 FFO is expected to be between $1.19 and $1.23 per share.

     .  DIVIDENDS

     Until Ventas has paid an additional $78 million of principal to its senior lenders under its Amended Credit Agreement, it expects to pay 90 percent of taxable net income to its stockholders as a dividend. The dividend is expected to be paid in cash and/or securities, which may include the common stock of Kindred that was received by Ventas as part of Kindred's reorganization.

     Based on the Company's current estimate of its 2001 net taxable income, it currently anticipates that its 2001 dividend will be approximately $0.88 per share.

     If and when Ventas pays an additional $78 million of principal to its lenders, through cash flow or refinancing, the Company's Amended Credit Agreement would permit Ventas to distribute as a dividend up to 80 percent of its FFO, calculated after increasing FFO by the financial impact of the Department of Justice (DOJ) settlement. At that time, the Company would likely reevaluate its future dividend payout.

     .  ASSUMPTIONS

     In estimating its 2001 taxable net income, Ventas has assumed a value of $20 million for its equity stake in Kindred. The value of Kindred's equity will be included in the Company's 2001 taxable income, although the amount is currently uncertain. The value will ultimately be determined based on applicable laws, regulations, advice from experts, appraisals, the trading performance of the equity and other appropriate facts and circumstances. Upon a final determination of such value by Ventas, it will adjust its 2001 dividend payout so that the total dividends paid for 2001 will equal at least 90 percent of Ventas' estimate of its 2001 taxable income. In estimating its 2001 income for financial reporting purposes, the value of Ventas' equity stake in Kindred will be amortized as future rent over the weighted average remaining term of the four Amended Master Leases with Kindred.
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     The valuation of Kindred's equity has been made solely for purposes of calculating Ventas' quarterly dividend, and does not necessarily reflect the actual value of such equity interest, which may be higher or lower, or the price at which Ventas could sell the equity interest. Based on the pricing of Kindred's senior debt and subordinated debt immediately prior to the Effective Date, the value of Ventas' equity stake in Kindred may be higher than the $20 million assumed value.

     The Company's FFO and dividend guidance are based on a number of additional assumptions, including, but not limited to, the following: Kindred performs its obligations under the four Amended Master Leases covering 210 nursing homes and 44 hospitals and various other agreements between the companies; no capital transactions occur; Ventas' tax positions do not change; the Company's equity stake in Kindred is ultimately determined to be valued at $20 million; Ventas does not incur any impact from new accounting rule FASB 133 relating to derivatives; interest rates remain constant; Ventas pays 90 percent of its taxable net income as a dividend for 2001 and pays federal income tax on the remaining 10 percent of its taxable net income; and the Company's issued and outstanding shares are unchanged.

VENTAS MAKES U.S. SETTLEMENT PAYMENT

     On the Effective Date, Ventas paid $34 million to the DOJ as part of its previously-announced settlement of all Medicare billing disputes, investigations and claims. It will pay an additional $69.6 million to the DOJ in equal quarterly installments over a period of five years, at six percent interest. For financial reporting purposes, the Company will record interest expense in 2001 related to the government settlement of approximately $4.5 million, while the 2001 cash interest impact will be approximately $2.8 million.


CONFERENCE CALL NOTICE

     Ventas will provide an online, real-time webcast and rebroadcast of a conference call to discuss this press release. The live broadcast will be available online today, April 23, at www.StreetEvents.com, beginning at 4:30
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p.m. (Eastern Time). The online replay will be available at approximately 7:30
p.m. (Eastern Time) and continue for two weeks.

     Ventas, Inc. is a real estate company whose properties include 44 hospitals, 216 nursing centers, and eight personal care facilities in 36 states.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc. ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include
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words such as "anticipate," "believe," "plan," "estimate," "expect," "intend,"
"may," "could," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. (which was previously known as Vencor, Inc.) and certain of its affiliates (collectively, "Kindred") to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998,
(p) final determination of the Company's net taxable income for the tax year ended December 31, 2000, and the valuation for income tax purposes of the Kindred equity received by the Company on the Effective Date of the Plan of Reorganization and (q) the treatment of the Company's claims in the chapter 11 cases of certain of the Company's tenants, including Integrated Health Services, Inc. and certain of its affiliates. Many of such factors are beyond the control of the Company and its management.